EXHIBIT A

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the
Schedule 13G/A filed herewith and any amendments thereto relating to the acquisition of shares of the Common Stock of All Communications Corporation is filed jointly on behalf of each such person.

Dated: May 25, 2000


                                   /s/ George W. Mauerman
                                 -----------------------------
                                   George W. Mauerman

                                   /s/ George S. Mauerman
                                 -----------------------------
                                   George S. Mauerman

                                   /s/ Heather J. Mauerman
                                 -----------------------------
                                   Heather J. Mauerman


                                   /s/ Heidi M. Wendland
                                 -----------------------------
                                   Heidi M. Wendland


                                   /s/ Michael D. Wendland
                                 -----------------------------
                                   Michael D. Wendland